                             AMENDED AND RESTATED

                        INVESTMENT ADVISORY AGREEMENT

AGREEMENT made the 1st day of January, 2005, by and between OPPENHEIMER
MULTI-STATE MUNICIPAL TRUST (hereinafter referred to as the "Trust"), and
OPPENHEIMERFUNDS, INC. (hereinafter referred to as "OFI").

WHEREAS, the Trust is an open-end,  non-diversified  series investment company
registered  as  such  with  the  Securities  and  Exchange   Commission   (the
"Commission")  pursuant to the Investment Company Act of 1940 (the "Investment
Company Act"), and OFI is a registered investment adviser; and

WHEREAS,  OPPENHEIMER  ROCHESTER NATIONAL  MUNICIPALS (the "Fund") is a series of the Trust having a separate  portfolio,  investment policies and investment restrictions;

NOW,  THEREFORE,  in  consideration  of  the  mutual  promises  and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.   General Provision.

     a. The Trust hereby  employs OFI and OFI hereby  undertakes to act as the investment  adviser of the Fund and to perform for the Fund such other  duties and functions as are  hereinafter set forth.  OFI shall, in all matters,  give to the  Fund  and the  Trust's  Board  of  Trustees  the  benefit  of its best judgment,  effort,  advice and recommendations and shall, at all times conform to,  and use its best  efforts  to  enable  the Fund to  conform  to:  (i) the provisions  of the  Investment  Company  Act  and  any  rules  or  regulations thereunder;  (ii) any other  applicable  provisions  of state or Federal  law;
(iii) the  provisions of the  Declaration of Trust and By-Laws of the Trust as
amended from time to time;  (iv) policies and  determinations  of the Board of
Trustees  of  the  Trust;   (v)  the   fundamental   policies  and  investment
restrictions  of the Fund as reflected in the Trust's  registration  statement under the  Investment  Company Act or as such policies may, from time to time, be amended by the Fund's  shareholders;  and (vi) the Prospectus and Statement of  Additional  Information  of the Fund in  effect  from  time to  time.  The appropriate  officers and employees of OFI shall be available upon  reasonable notice for  consultation  with any of the  trustees  and officers of the Trust with  respect to any  matters  dealing  with the  business  and affairs of the
Trust  including the  valuation of portfolio  securities of the Fund which are either not registered for public sale or not traded on any securities market.

2.   Investment Management.

     a. OFI shall,  subject to the  direction and control by the Trust's Board of Trustees:  (i) regularly provide  investment advice and  recommendations to the  Fund  with  respect  to its  investments,  investment  policies  and  the purchase and sale of securities;  (ii) supervise  continuously  the investment program of the Fund and the  composition  of its portfolio and determine  what securities shall be purchased or sold by the Fund; and (iii) arrange,  subject to the  provisions of paragraph 7 hereof,  for the purchase of securities  and other  investments  for  the  Fund  and  the  sale  of  securities  and  other investments held in the portfolio of the Fund.

     b. Provided that the Trust shall not be required to pay any  compensation other  than as  provided  by the terms of this  Agreement  and  subject to the provisions  of  paragraph  7 hereof,  OFI may obtain  investment  information, research  or  assistance  from  any  other  person,  firm  or  corporation  to supplement, update or otherwise improve its investment management services.

     c. Provided  that  nothing  herein  shall be deemed to  protect  OFI from willful  misfeasance,  bad faith or gross negligence in the performance of its duties  or  reckless  disregard  of its  obligations  and  duties  under  this
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

     d. Nothing in this  Agreement  shall  prevent OFI or any officer  thereof from acting as investment  adviser for any other person,  firm or  corporation or in any  way  limit  or  restrict  OFI or  any of its  directors,  officers, stockholders  or employees from buying,  selling or trading any securities for its or their own  account or for the account of others for whom it or they may be  acting,  provided  that  such  activities  will not  adversely  affect  or otherwise  impair the performance by OFI of its duties and  obligations  under this Agreement.

3.   Other Duties of OFI.

     OFI shall,  at its own expense,  provide and supervise the  activities of all  administrative  and  clerical  personnel  as shall be required to provide
effective   administration  for  the  Fund,   including  the  compilation  and
maintenance  of such records with respect to its  operations as may reasonably be required;  the  preparation and filing of such reports with respect thereto as shall be required by the Commission;  composition of periodic  reports with respect to operations of the Fund for its  shareholders;  composition of proxy materials  for meetings of the Fund's  shareholders;  and the  composition  of such  registration  statements  as  may  be  required  by  Federal  and  state securities  laws for continuous  public sale of shares of the Fund. OFI shall, at its own cost and  expense,  also  provide  the Fund  with  adequate  office space, facilities and equipment.  OFI shall, at its own expense,  provide such officers for the Trust as the Trust's Board may request.

4.   Allocation of Expenses.

     All other  costs and  expenses of the Fund not  expressly  assumed by OFI under this  Agreement,  or to be paid by the  Distributor of the shares of the
Fund, shall be paid by the Trust, including,  but not limited to: (i) interest and taxes; (ii) brokerage  commissions;  (iii) insurance premiums for fidelity and  other  coverage  requisite  to  its  operations;  (iv)  compensation  and expenses of its trustees other than those  associated or affiliated  with OFI;
(v) legal and audit  expenses;  (vi)  custodian  and  transfer  agent fees and expenses;  (vii)  expenses  incident to the  redemption of its shares;  (viii)
expenses  incident to the issuance of its shares against  payment  therefor by or on behalf of the subscribers  thereto;  (ix) fees and expenses,  other than as hereinabove provided,  incident to the registration under Federal and state securities  laws of  shares  of the Fund for  public  sale;  (x)  expenses  of printing and mailing  reports,  notices and proxy materials to shareholders of the  Fund;  (xi)  except as noted  above,  all other  expenses  incidental  to holding  meetings  of the Fund's  shareholders;  and (xii) such  extraordinary non-recurring expenses as may arise, including litigation,  affecting the Fund and any  legal  obligation  which  the Trust may have on behalf of the Fund to indemnify  its  officers and trustees  with respect  thereto.  Any officers or employees  of OFI or any entity  controlling,  controlled  by or under  common control  with OFI,  who may also serve as  officers,  trustees or employees of the  Trust  shall  not  receive  any  compensation  from the  Trust  for their services.  The  expenses  with  respect to any two or more series of the Trust shall be allocated in  proportion to the net assets of the  respective  series except where allocations of direct expenses can be made.

5.   Compensation of OFI.

     The  Trust  agrees  to pay OFI on  behalf  of the Fund and OFI  agrees to accept as full  compensation  for the  performance of all functions and duties on its part to be performed  pursuant to the provisions hereof, a fee computed on the  aggregate net asset value of the Fund as of the close of each business day and payable monthly at the following annual rates:

     .60% of the first $200 million of net assets;
        .55% of the next $100 million;
        .50% of the next $200 million;
        .45% of the next $250 million;
        .40% of the next $250 million;
        .35% of the net assets in excess of $1 billion

6.   Use of Name "Oppenheimer."

     OFI hereby grants to the Trust a royalty-free,  non-exclusive  license to use the  name  "Oppenheimer"  in the  name of the  Trust  and the Fund for the duration of this  Agreement  and any  extensions or renewals  thereof.  To the extent  necessary  to protect  OFI's  rights to the name  "Oppenheimer"  under applicable  law,  such  license  shall  allow OFI to  inspect,  and subject to control  by the  Trust's  Board,  control  the name and  quality  of  services offered by the Fund under such name.  Such license may,  upon  termination  of this Agreement,  be terminated by OFI, in which event the Trust shall promptly take  whatever  action may be necessary to change its name and the name of the
Fund and discontinue any further use of the name  "Oppenheimer" in the name of the  Trust or the Fund or  otherwise.  The name  "Oppenheimer"  may be used by
OFI in connection with any of its activities,  or licensed by OFI to any other party.

7.   Portfolio Transactions and Brokerage.

     a. OFI is  authorized,  in arranging  the purchase and sale of the Fund's portfolio  securities,  to employ or deal with such members of  securities  or commodities  exchanges,  brokers  or dealers  (hereinafter  "broker-dealers"), including  "affiliated"  broker-dealers  (as  that  term  is  defined  in  the
Investment  Company Act), as may, in its best  judgment,  implement the policy of the Fund to obtain,  at reasonable  expense,  the "best execution"  (prompt and reliable  execution at the most favorable  security  price  obtainable) of the Fund's  portfolio  transactions as well as to obtain,  consistent with the provisions  of  subparagraph  (c) of this  paragraph  7, the  benefit  of such investment  information  or research as will be of  significant  assistance to the performance by OFI of its investment management functions.

     b. OFI  shall  select  broker-dealers  to  effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability to obtain  best execution of particular and related portfolio  transactions.  The abilities of
a   broker-dealer   to  obtain  best   execution   of   particular   portfolio
transaction(s)  will be judged by OFI on the basis of all relevant factors and considerations  including,  insofar as feasible,  the  execution  capabilities required by the  transaction or  transactions;  the ability and willingness of
the   broker-dealer  to  facilitate  the  Fund's  portfolio   transactions  by
participating  therein  for its own  account;  the  importance  to the Fund of
speed,   efficiency   or   confidentiality;   the   broker-dealer's   apparent
familiarity  with  sources  from or to whom  particular  securities  might  be purchased or sold; as well as any other  matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

     c. OFI shall have  discretion,  in the interest of the Fund,  to allocate brokerage on the Fund's portfolio  transactions to broker-dealers,  other than
affiliated  broker-dealers,   qualified  to  obtain  best  execution  of  such
transactions who provide  brokerage and/or research services (as such services are defined in Section  28(e)(3) of the  Securities  Exchange Act of 1934) for
the Fund  and/or  other  accounts  for  which OFI or its  affiliates  exercise
"investment  discretion"  (as that term is defined in Section  3(a)(35) of the
Securities  Exchange  Act of  1934)  and  to  cause  the  Trust  to  pay  such broker-dealers  a commission  for  effecting a portfolio  transaction  for the
Fund that is in  excess of the  amount  of  commission  another  broker-dealer adequately  qualified  to effect  such  transaction  would  have  charged  for effecting  that  transaction,  if OFI  determines,  in good  faith,  that such commission  is  reasonable  in relation to the value of the  brokerage  and/or research  services provided by such  broker-dealer,  viewed in terms of either that  particular  transaction  or the overall  responsibilities  of OFI or its affiliates  with respect to the accounts as to which they exercise  investment discretion.  In  reaching  such  determination,  OFI will not be  required  to place or attempt  to place a specific  dollar  value on the  brokerage  and/or research  services  provided  or  being  provided  by such  broker-dealer.  In demonstrating that such  determinations  were made in good faith, OFI shall be
prepared  to  show  that  all   commissions   were   allocated   for  purposes
contemplated  by this  Agreement  and that the total  commissions  paid by the
Trust over a  representative  period  selected  by the Trust's  trustees  were reasonable in relation to the benefits to the Fund.

     d. OFI  shall  have no duty or  obligation  to seek  advance  competitive bidding for the most favorable  commission  rate  applicable to any particular portfolio  transactions  or to select  any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will,  to the best of its ability, endeavor  to be  aware  of the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense incurred by the Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests and policies  of the Fund as  established  by the  determinations  of the Board of
Trustees of the Trust and the provisions of this paragraph 7.

     e. The Trust recognizes that an affiliated broker-dealer:  (i) may act as one of the  Fund's  regular  brokers so long as it is lawful for it so to act;
(ii) may be a major recipient of brokerage  commissions paid by the Trust; and
(iii)  may   effect   portfolio   transactions   for  the  Fund  only  if  the
commissions,  fees or other remuneration  received or to be received by it are determined in accordance with procedures  contemplated by any rule, regulation or  order  adopted  under  the  Investment  Company  Act for  determining  the permissible level of such commissions.

8.   Duration.

     This  Agreement  will  take  effect on the date  first  set forth  above.
Unless  earlier  terminated  pursuant to paragraph 10 hereof,  this  Agreement shall  continue  in effect  until  December  31,  1994,  and  thereafter  will continue in effect  from year to year,  so long as such  continuance  shall be approved at least  annually by the Trust's  Board of Trustees,  including  the vote of the  majority of the trustees of the Trust who are not parties to this
Agreement or "interested  persons" (as defined in the Investment  Company Act)
of any such  party,  cast in person at a meeting  called  for the  purpose  of voting on such approval,  or by the holders of a "majority" (as defined in the
Investment  Company Act) of the outstanding  voting securities of the Fund and by such a vote of the Trust's Board of Trustees.

9.   Disclaimer of Trustee or Shareholder Liability.

     OFI  understands  and agrees that the obligations of the Trust under this
Agreement  are not  binding  upon any Trustee or  shareholder  of the Trust or
Fund  personally,  but bind  only the  Trust  and the  Trust's  property.  OFI represents  that it has notice of the  provisions of the  Declaration of Trust of the  Trust  disclaiming  Trustee  or  shareholder  liability  for  acts  or obligations of the Trust.

10.  Termination.

     This Agreement may be terminated:  (i) by OFI at any time without penalty upon sixty days'  written  notice to the Trust (which  notice may be waived by the Trust);  or (ii) by the Trust at any time without penalty upon sixty days'
written  notice to OFI (which  notice may be waived by OFI) provided that such termination  by the  Trust  shall be  directed  or  approved  by the vote of a majority of all of the  trustees of the Trust then in office or by the vote of the holders of a "majority" of the outstanding  voting  securities of the Fund
(as defined in the Investment Company Act).

11.  Assignment or Amendment.

     This  Agreement may not be amended or the rights of OFI  hereunder  sold, transferred,  pledged  or  otherwise  in any  manner  encumbered  without  the affirmative  vote or written  consent of the holders of the  "majority" of the
outstanding   voting   securities   of  the  Trust.   This   Agreement   shall
automatically  and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

12.  Definitions.

     The terms and  provisions  of this  Agreement  shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions of the
Investment Company Act.

                              OPPENHEIMER MULTI-STATE MUNICIPAL TRUST

                                    By: /s/ Robert G. Zack
                                        ------------------
                                     Robert G. Zack, Secretary

                                    OppenheimerFunds, Inc.

                                    By: /s/ John V. Murphy
                                        ------------------
                                    John V. Murphy, Chairman, President,
                                    Chief Executive Officer & Director

Advisory\795